                              SCHEDULE 14A
                             (Rule 14a-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT
                         SCHEDULE 14A INFORMATION
        PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
             EXCHANGE ACT OF 1934 (AMENDMENT NO.            )

Filed by the Registrant <checked-box>

Filed by a Party other than the Registrant <square>

Check the appropriate box:

<square>       Preliminary  Proxy  Statement <square>  Confidential, For Use of the Commission  Only
                                                       (as Permitted by Rule
                                                       14a-6(e) (2))

<checked-box>  Definitive Proxy Statement

<square>       Definitive Additional Materials

<square>       Soliciting Material Pursuant to Rule 14a-11 (c) or Rule 14a-12

               Merry Land & Investment Company, Inc.
------------------------------------------------------------------------------
         (Name of Registrant as Specified in Its Charter)
------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     <checked-box> No fee required.

     <square>      Fee  computed  on table below per Exchange  Act  Rules
                   14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

     <square> Fee paid previously with preliminary materials.

     <square> Check  box  if   any part of the fee is offset as provided by
Exchange Act Rule 0-ll(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           APRIL 20, 1998

TO THE SHAREHOLDERS OF MERRY LAND & INVESTMENT COMPANY, INC.

     The Annual Meeting of Shareholders of Merry Land & Investment Company, Inc. will be held at the RADISSON RIVERFRONT CENTER, TWO TENTH STREET, AUGUSTA, GEORGIA, ON MONDAY, APRIL 20, 1998, AT 10:00 A.M. for the following purposes:

   1. TO ELECT SEVEN DIRECTORS TO HOLD OFFICE UNTIL THE NEXT ANNUAL MEETING OF SHAREHOLDERS OR UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.

   2. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT.

   The close of business on March 2, 1998 has been set by the directors as the record date for determination of the shareholders of the Company who are entitled to notice of and to vote at the meeting. A copy of the 1997 Annual Report is enclosed.

   ALL SHAREHOLDERS, ESPECIALLY THOSE WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, ARE REQUESTED TO DATE, VOTE AND SIGN THE ENCLOSED PROXY CARD, INDICATING ANY VOTING INSTRUCTIONS, AND TO RETURN IT IN THE ACCOMPANYING ENVELOPE.


                                          By order of the Board of Directors,



                                          W. HALE BARRETT
                                          Secretary

March 23, 1998



                    PLEASE VOTE AND RETURN THE ENCLOSED

                            PROXY CARD PROMPTLY

                   MERRY LAND & INVESTMENT COMPANY, INC.
                            ---------------
                            PROXY STATEMENT
                            ---------------

   GENERAL This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors to be used at the Annual Meeting of Shareholders of Merry Land & Investment Company, Inc. to be held Monday, April 20, 1998 at the Radisson Riverfront Center, Two Tenth Street, Augusta, Georgia at 10:00 A.M. The Company's principal executive offices are located at 624 Ellis Street, Augusta, Georgia 30901 and its telephone number is 706/722-6756. This Proxy Statement and the enclosed proxy are being first mailed to the Company's Shareholders on or about March 23, 1998.

   VOTING When proxies are properly executed and returned, the shares of common stock they represent will be voted or abstained at the meeting in accordance with any directions noted. If no directions are noted, they will be voted to elect the directors nominated by the Board. The Company's management knows of no other matters to be presented or considered at the meeting; however, the proxies named shall have discretionary authority to vote on any other matter which may properly be presented at the meeting. In addition, the proxies named shall have the authority to vote for any person for election as a director in lieu of any person nominated if the nominee is unable to serve. It is not contemplated that any nominee will be unable to serve.

   The following rules govern voting at the Annual Meeting:

           A majority of the shares of common stock entitled to vote will constitute a quorum. Shares of common stock are counted for quorum purposes if they are represented for any purpose at the meeting other than solely to object to holding the meeting or transacting business at the meeting. Shares of preferred stock are not entitled to vote.

           For the election of directors a quorum must be present, either in person or by proxy, and a PLURALITY of the shares voting must vote in the affirmative.

           Abstentions and broker non-votes are neither counted for purposes of determining the number of affirmative votes required for the election of directors nor voted for or against matters presented for shareholder consideration. Consequently, so long as a quorum is present, abstentions and broker non-votes have no effect on the outcome of any vote.

   REVOCATION OF PROXIES Execution of the enclosed proxy will not affect the shareholder's right to attend the meeting and vote in person. A shareholder may revoke a proxy at any time before it is voted.

   SOLICITATION The accompanying proxy is solicited by the Company. The expense of solicitation, which is not expected to exceed the normal expense of a proxy solicitation for a meeting at which directors are elected, will be borne by the Company.

                                   DIRECTORS

   All directors of the Company are elected annually for terms of one year and hold office until their successors are elected and qualify. Unless instructed to the contrary, the accompanying proxy will be voted to elect as directors the persons named in the table below.

   The Company's Bylaws provide for a Board of Directors consisting of not less than three nor more than fifteen members. The number of directors is fixed at seven for the current year. The proxies may not be voted for more than seven directors.

   The table below shows the names and ages of all directors, their position with the Company, the period they have served as directors, the committees on which they serve, the amount and percentage of common stock beneficially owned and their business experience during the past five years. All of the following directors are nominated for re-election.

    NAME, BUSINESS        AGE          POSITION         DIRECTOR             COMMON
    EXPERIENCE AND                   WITH COMPANY         SINCE    STOCK BENEFICIALLY OWNED(1)
      COMMITTEES
                                                                  AMOUNT          PERCENTAGE(2)
W. HALE BARRETT           69         Secretary and        1969    34,356 (3)(4)           0.09%
                                       Director
Member of law firm of Hull, Towill, Norman & Barrett, P.C., counsel to the Company. Executive
Committee.

W. TENNENT HOUSTON        47       President, Chief       1986    451,414 (5)(6)           1.1%
                                 Executive Officer and
                                       Director
President of the Company since 1985. Employee of the Company since 1981. Executive Committee.

ROBERT P. KIRBY           61           Director        1997       15,000 (4)              0.04%
Chief Executive Officer, Castleberry/Snow's Brands, Inc., Augusta, Georgia. Director of Gibson
Greetings, Inc. and Community Coffee Company, Inc. Audit and Compensation Committee.

BOONE A. KNOX             62     Chairman of the Board 1996       2,829,619 (7)            7.1%
Chairman of the Board of the Company since 1996. Chairman of the Board of Regions Bank, Central
Georgia. Director of Cousins Properties Incorporated. Executive Committee.

HUGH CALVIN LONG II       46           Director        1994       24,596 (4)(8)           0.06%
Capital Area President, First Union National Bank. Previously Regional Executive Vice President
of First Union National Bank of Georgia. Audit and Compensation Committee.

PAUL S. SIMON             66           Director        1997       16,000 (4)              0.04%
Retired President, Morris Communications Corporation, Augusta, Georgia. Audit and Compensation
Committee.

MICHAEL N. THOMPSON       49        Executive Vice     1996       285,037 (9)(10)          0.7%
                                   President, Chief
                                   Operating Officer
                                     and Director
Executive Vice President of the Company since January, 1997 and Vice President of the Company since August, 1992. Employee of the Company since February, 1992. President of Thompson &
Wright, Inc., asset managers, from November, 1990 to January, 1992. Previously Executive Vice
President, Great Southern Federal Savings Bank.  Executive Committee.

(1) The shares shown were owned directly by the named person as of March 2, 1998 unless otherwise indicated.
(2) Assumes 40,046,847 shares outstanding, including 39,496,847 shares outstanding as of March 2, 1998, and 550,000 shares issuable upon exercise of presently exercisable stock options held by Messrs. Houston and Thompson and the Company's other executive officers.
(3)    Includes 100 shares owned by Mr. Barrett's wife.
(4) Messrs. Barrett, Long, Kirby and Simon each purchased Company common stock at the market price with full recourse, interest free loans under the Stock Loan Program. They each purchased 10,000 shares of Company common stock on 1/17/97 at the market price of $21.50 by borrowing $215,000; and 5,000 shares of Company common stock purchased on 1/26/98 at the market price of $22.59 by borrowing $112,969. The maximum outstanding principal balance of Messrs. Barrett, Long, Kirby and Simon's loans totaled $215,000 in 1997 and totaled $318,609 on 3/2/98 for each director.
(5) Includes 19,235 shares held in Mr. Houston's account in the Company's Employee Stock Ownership Plan ("ESOP"). Includes 74,695 shares in the ESOP which have not been allocated to the account of any Company employee and for which Mr. Houston holds voting power as sole trustee of the ESOP. Includes 135,000 shares issuable upon exercise of presently exercisable stock options.
(6) Mr. Houston has purchased Company common stock at the market price with full recourse, interest free loans under the Company's stock loan program ("Stock Loan Program"). Mr. Houston purchased 25,000 shares on 9/14/92 at the market price of $10.75 per share by borrowing $268,750; 15,000 shares on 1/11/93 at the market price of $15.50 per  share by borrowing $232,500; 25,000 shares on 9/1/93 at the market price of $18.75 per share by borrowing $468,750; 25,000 shares on 3/14/94 at the market price of $20.88 per share by borrowing $521,875; 35,000 shares on 6/15/95 at the market price of $19.00 per share by borrowing $665,000; and 50,000 shares on 1/26/98 at the market price of $22.59 per share by borrowing $1,129,688. The maximum outstanding principal balance of loans to Mr. Houston under the Stock Loan Program totaled $1,774,190 in 1997, $1,898,138 in 1996 and
       $1,986,075 in 1995 and totaled $2,783,463 on March 2, 1998. The
       Company has also extended Mr. Houston interest free, full recourse loans to exercise incentive stock options. The maximum outstanding principal balance of these loans totaled $24,589 in 1997, $38,471 in 1996 and $51,603 in 1995 and totaled $13,809 on March 2, 1998.
(7)    See "Voting Securities and Principal Holders".
(8) Includes 6,096 shares owned by Mr. Long's wife and children. Mr. Long disclaims beneficial ownership of the shares owned by his wife and children.
(9) Includes 7,163 shares owned by Mr. Thompson's wife and children. Includes 104,000 shares issuable upon exercise of presently exercisable stock options. Includes 4,441 shares held in Mr.
       Thompson's account in the Company's ESOP.
(10) Mr. Thompson has purchased Company common stock at the market price with full recourse, interest free loans under the Stock Loan Program. Mr. Thompson purchased 15,000 shares on 9/14/92 at the market price of $10.75 per share by borrowing $161,250; 15,000 shares on 1/11/93 at the market price of $15.50 per share by borrowing $232,500; 15,000 shares on 9/1/93 at the market price of $18.75 per share by borrowing $281,250; 20,000 shares on 3/14/94 at the market price of $20.88 per share by borrowing $417,500; 30,000 shares on 6/15/95 at the market price of $19.00 per share by borrowing $570,000; and
       50,000 shares on 1/26/98 at the market price of $22.59 per share by borrowing $1,129,688. The maximum outstanding principal balance of loans to Mr. Thompson under the Stock Loan Program totaled $1,379,617 in 1997, $1,473,818 in 1996 and $1,540,650 in 1995
       and totaled $2,417,790 on March 2, 1998. The Company has also extended Mr. Thompson interest free, full recourse loans to exercise incentive stock options. The maximum outstanding principal balance of these loans totaled $16,920 in 1997, $20,886 in 1996 and $24,638 in 1995 and totaled $13,066 on March 2, 1998.

                              EXECUTIVE OFFICERS

   All executive officers of the Company are elected annually for terms of one year and hold office until their successors are elected and qualify. The table below shows the names and ages of all executive officers who are not directors, their position with the Company, the period they have served as executive officers, the amount and percentage of common stock beneficially owned and their business experience during the past five years.

     NAME AND BUSINESS          AGE             POSITION                      COMMON
        EXPERIENCE                            WITH COMPANY          STOCK BENEFICIALLY OWNED(1)
                                                                 AMOUNT             PERCENTAGE(2)
JOHN W. GIBSON                  46        Senior Vice President  114,300 (3)(4)              0.3%
Elected Senior Vice President upon joining the Company in January, 1997.  Previously member of law firm of Hull, Towill, Norman & Barrett, P.C., counsel to the Company.

JOSEPH P. BAILEY III            39           Vice President      175,627 (5)(6)              0.4%
Vice President of the Company since August, 1992. Employee of the Company since 1989.

RONALD J. BENTON                40           Vice President      190,547 (7)(8)              0.5%
Vice President of the Company since January, 1995. Controller of the Company since January, 1986.
Employee of the Company since 1984.

J. RUSS DAVIS, JR.              38           Vice President       85,000 (9)(10)             0.2%
Vice President of the Company since joining in May, 1997. Previously President and Chief
Operating Officer of Trammell Crow Residential Services, Midwest, Chicago.

DORRIE E. GREEN                 39         Vice President and    139,104 (11)(12)            0.3%
                                         Chief Financial Officer
Named Chief Financial Officer in January, 1998. Vice President of the Company since January,
1995. Employee of the Company since 1994. Chief Financial Officer of JG Financial Management
Services from September, 1992 to October, 1994. Vice President of Heritage Property Company from
August, 1991 to September, 1992. Previously Chief Financial Officer of North and West Florida
Divisions of Trammell Crow Residential Company.

RALPH J. SIMONS, JR.            33           Vice President      158,846 (13)(14)            0.4%
Vice President of the Company since January, 1995. Employee of the Company since 1990.

(1) The shares shown were owned directly by the named person as of March 2, 1998 unless otherwise indicated.
(2) Assumes 40,046,847 shares outstanding, including 39,496,847 shares outstanding as of March 2, 1998, and 550,000 shares issuable upon exercise of presently exercisable stock options held by Messrs. Houston and Thompson and the executive officers Messrs. Gibson, Bailey, Benton, Simons, Green and Davis.
(3) Includes 1,100 shares owned by Mr. Gibson's wife and children. Includes 28,000 shares issuable upon exercise of presently exercisable stock options.
(4) Mr. Gibson has purchased Company common stock at the market price with full recourse, interest free loans under the Company's Stock Loan Program. Mr. Gibson purchased 50,000 shares on 1/17/97 at the market price of $21.50 per share by borrowing $1,075,000; and 35,000 shares on 1/26/98 at the market price of $22.59 per share by borrowing $790,781. The maximum outstanding principal balance of these loans totaled $1,075,000 in 1997 and totaled 1,817,616 on 3/2/98.
(5)    Includes  3,510  shares  owned  by Mr. Bailey's wife  and  daughter.
       Includes  83,500  shares  issuable  upon   exercise   of   presently
       exercisable stock options. Includes 4,617 shares held in Mr. Bailey's account in the Company's ESOP.
(6) Mr. Bailey has purchased Company common stock at the market price with full recourse, interest free loans under the Company's Stock Loan Program. Mr. Bailey purchased 10,000 shares on 9/14/92 at the market price of $10.75 per share by borrowing $107,500; 10,000 shares on 1/11/93 at the market price of $15.50 per share by borrowing $155,000; 10,000 shares on 3/14/94 at the market price of $20.88 per share by borrowing $208,750; 24,000 shares on 6/15/95 at the market price of $19.00 per share by borrowing $456,000; and 25,000 shares on 1/26/98 at the market price of $22.59 per share by
       borrowing  $564,844.   The  maximum outstanding principal balance of
       loans to Mr. Bailey under the Stock Loan Program totaled $776,214 in 1997 and totaled $1,289,040 on 3/2/98. The Company has also extended Mr. Bailey interest free, full recourse loans to exercise incentive stock options. The maximum outstanding principal balance of these loans totaled $12,259 in 1997 and totaled $8,406 on 3/2/98.

(7)    Includes  1,171  shares owned by Mr. Benton's wife.  Includes 75,500
       shares  issuable  upon   exercise  of  presently  exercisable  stock
       options. Includes 9,787 shares held in Mr. Benton's account in the Company's ESOP.
(8) Mr. Benton has purchased Company common stock at the market price with full recourse, interest free loans under the Stock Loan Program. Mr. Benton purchased 10,000 shares on 9/14/92 at the market price of $10.75 per share by borrowing $107,500; 10,000 shares on 1/11/93 at the market price of $15.50 per share by borrowing $155,000; 10,000 shares on 3/14/94 at the market price of $20.88 per share by borrowing $208,750; 24,000 shares on 6/15/95 at the market price of $19.00 per share by borrowing $456,000; and 25,000 shares on 1/26/98 at the market price of $22.59 per share by borrowing $564,844. The maximum outstanding principal balance of loans to Mr. Benton under the Stock Loan Program totaled $776,215 in 1997 and totaled $1,289,040 on 3/2/98. The Company has also extended Mr. Benton interest free, full recourse loans to exercise incentive stock options. The maximum outstanding principal balance of these loans totaled $30,169 in 1997 and totaled $15,213 on 3/2/98.
(9)    Includes   10,000  shares  issuable  upon  exercise   of   presently
       exercisable stock options.
(10) Mr. Davis purchased Company common stock at the market price with full recourse, interest free loans under the Stock Loan Program. Mr. Davis purchased 50,000 shares at the market price of $21.13 per share on 5/12/97 by borrowing $1,056,250; and 25,000 shares at the market price of $22.59 per share on 1/26/98 by borrowing $564,844. The maximum outstanding principal balance of the loans to Mr. Davis under the Stock Loan Program totaled $1,056,250 in 1997 and totaled $1,585,994 on 3/2/98.
(11)   Includes   54,000   shares   issuable  upon  exercise  of  presently
       exercisable stock options. Includes 78 shares owned by Mr. Green's children and 1,026 shares held in Mr. Green's account in the Company's ESOP.
(12) Mr. Green has purchased Company common stock at the market price with full recourse, interest free loans under the Stock Loan Program. Mr. Green purchased 10,000 shares at the market price of $17.50 per share on 12/15/94 by borrowing $175,000, 24,000 shares on 6/15/95 at the market price of $19.00 per share by borrowing $456,000; 20,000 shares on 3/14/96 at the market price of $22.63 by borrowing $452,500; and 30,000 shares on 1/26/98 at the market price of $22.59 per share by borrowing $677,813. The maximum outstanding principal balance of the loans to Mr. Green under the Stock Loan Program totaled $1,001,345 in 1997, $1,031,093 in 1996, and $626,310 in
       1995 and totaled $1,627,139 on 3/2/98.
(13)   Includes   60,000  shares  issuable  upon  exercise   of   presently
       exercisable stock options. Includes 3,486 shares held in Mr. Simons' account in the Company's ESOP.
(14) Mr. Simons has purchased Company common stock at the market price with full recourse, interest free loans under the Stock Loan Program. Mr. Simons purchased 10,000 shares on 9/14/92 at the market price of $10.75 per share by borrowing $107,500; 10,000 shares on 1/11/93 at the market price of $15.50 per share by borrowing $155,000; 20,000 shares on 3/14/94 at the market price of $20.88 per share by borrowing $417,500; 24,000 shares on 6/15/95 at the market price of $19.00 per share by borrowing $456,000; and 25,000 shares on 1/26/98 at the market price of $22.59 per share by borrowing $564,844. The maximum outstanding principal balance of loans to Mr. Simons under the Stock Loan Program totaled $955,314 in 1997 and totaled $1,458,506 on 3/2/98. The Company has also extended Mr. Simons interest free, full recourse loans to exercise incentive stock options. The maximum outstanding principal balance of these loans totaled $16,920 in 1997 and totaled $13,066 on 3/2/98.

                   THE BOARD AND ITS COMMITTEES

      The Board met five times in 1997. The Board maintains an Executive Committee and an Audit and Compensation Committee but no nominating committee. The Executive Committee is empowered to conduct the business of the Company between Board meetings and met eleven times in 1997. The Audit and Compensation Committee supervises the Company's independent public accounting firm and determines the compensation for the Executive Officers of the Company. They met once in 1997. All directors attended all of the meetings of the Board and the committees on which they served in 1997.

      Directors, with the exception of Messrs. Houston and Thompson, receive fees of $2,500 per quarter plus $1,000 for each Board or Committee meeting attended. Messrs. Houston and Thompson, who are Company employees, receive no compensation for their service on the Board or its committees. All Directors are eligible to participate in the Stock Loan Program.

          REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

COMPENSATION POLICIES

      The Company's Audit and Compensation Committee acts on Chairman, President and Chief Executive Officer as well as Director compensation matters. The Board of Directors acts on compensation matters for the other executive officers, the administration of incentive and nonstatutory stock options, and the extension of interest free loans to employees for the purchase of Company common stock.

      The Board's goal in setting executive compensation is to link pay to Company performance by making stock based compensation a significant component of executive pay. The major components of executive compensation are base salary, cash bonuses, stock options and stock loans. In determining all forms of compensation the Board evaluates competitors' levels of base salary, cash bonuses, stock options and stock loans, the level of compensation necessary to attract and retain executive talent and the executive officer's contribution toward the achievement of the Company's goals of increasing shareholder value as measured by several indicators, including stock price performance, growth in funds from operations and growth in dividends per share. The Board does not establish specific performance criteria but instead subjectively considers the Company's performance and each executive officer's contribution toward the achievement of Company goals.

      The Board sets base salaries for executive officers at levels it considers to be less than typical for real estate investment trusts of similar size as outlined in the annual compensation survey prepared by the National Association of Real Estate Investment Trusts and other industry publications. The Board also grants discretionary cash bonuses based on individual performance and contribution to the Company's performance.

      The Board's objective in administering the stock option and stock loan plans is to link a substantial portion of executive compensation to increases in the price of the Company's common stock, thereby aligning the interests of its executive officers with those of its shareholders. Grants of stock options under the stock option plans and the purchase of common stock financed by stock loans are made at the market price on the date of grant or loan. Benefit from these programs can only be derived through increases in the stock price and through receipt of cash dividends. Presently three-fifths of the dividends received on shares purchased under the Stock Loan Program must be applied against the principal balance of the loan.

      The Omnibus Budget Reconciliation Act of 1993 provides that compensation in excess of $1,000,000 per year paid to the chief executive officer of a company as well as the other named executive officers listed in the Company's proxy statement will not be deductible unless the compensation is "performance-based" and the related compensation plans are approved by shareholders. The Company does not anticipate its executive compensation will come within the reach of this legislation.

COMPENSATION OF THE CEO

        Although the Audit and Compensation Committee has not established any policy that would maintain the overall executive compensation level within any particular range of industry norms, the intent of the Board is that cash compensation, including salary and bonuses, should be less than typical for real estate investment trusts of similar size. The NAREIT survey and other industry surveys were considered by the Audit and Compensation Committee during their deliberations in determining Mr. Houston's compensation. The Committee believes the stock option and stock loan programs are key elements in motivating employees to achieve the Company's financial and operational objectives. Under these programs a substantial portion of compensation is tied to increases in the price of the Company's common stock and to the payment of cash dividends.

      In 1997, Mr. Houston's annual base salary was $220,000, up from $120,000 in 1996. The increase in salary reflects the added responsibility assumed by Mr. Houston since being named Chief Executive Officer in December, 1996. In determining Mr. Houston's bonus of $125,000 the Audit and Compensation Committee considered numerous factors, including the 14.5% total return to the Company's shareholders consisting of a 6.4% increase in the price of the Company's common stock, and 8.1% in cash dividends paid during 1997 assuming the reinvestment of dividends under the Company's Dividend Reinvestment Plan. The committee also considered the 4.0% increase in gross funds from operations, the 5.8% increase in core funds from operations, the 5.4% increase in common dividends, the 28% growth in the Company's investment in apartments, the 4.2% growth in same store net operating income, and Mr. Houston's contribution in the achievement of these results.

                                                       Boone A. Knox

                                                  W. Tennent Houston

                                                 Michael N. Thompson

                                                     W. Hale Barrett

                                                 Hugh Calvin Long II

                                                     Robert P. Kirby

                                                       Paul S. Simon

                      EXECUTIVE COMPENSATION

      The following table sets forth the compensation paid or accrued for services by the Company's chief executive officer and the other four most highly compensated executive officers whose total salary and bonus exceeded $100,000 in 1997:

                                                                LONG-TERM
                                                               COMPENSATION
                                                               ------------
                                                                  AWARDS
                                                               ------------
                                     ANNUAL COMPENSATION        SECURITIES
                                     -------------------        UNDERLYING
                                                               OPTIONS/SARS       ALL OTHER
NAME AND PRINCIPAL      YEAR      SALARY      BONUS                (#)           COMPENSATION
POSITION
BOONE A. KNOX           1997         -       150,000                 -            114,417 (1)
Chairman of the Board   1996         -           -                   -                -
                        1995         -           -                   -                -

W. TENNENT HOUSTON      1997      220,000    125,000              50,000          117,148 (2)(3)
President and Chief     1996      120,000     50,000             100,000          124,335 (2)(3)
Executive Officer       1995      120,000     60,000                 -            131,514 (2)(3)

MICHAEL N. THOMPSON     1997      180,000    125,000              50,000           94,492 (4)(5)
Executive Vice          1996      100,000     50,000              75,000           96,715 (4)(5)
President and Chief     1995      100,000     60,000                 -             97,962 (4)(5)
Operating Officer

JOHN W. GIBSON          1997      160,000    100,000              70,000           43,601 (6)
Senior Vice President   1996         -           -                   -                -
                        1995         -           -                   -                -

DORRIE E. GREEN         1997      100,000     70,000              20,000           67,371 (7)(8)
Vice President and      1996       60,000     30,000              50,000           60,597 (7)(8)
Chief Financial Officer 1995       55,000     36,000                 -             25,512 (8)

(1) Mr. Knox purchased Company common stock at the market price with full recourse, interest free loans under the Stock Loan Program. See "Voting Securities and Principal Holders". The imputed interest accrued on Mr. Knox's loans totaled $87,284 in 1997. The Company paid Mr. Knox $23,000 in Director fees and $4,133 in medical insurance premiums.

(2)    The Company contributed $15,000 in 1997, $18,000 in 1996 and $18,000 in 1995 to the ESOP account of Mr. Houston.

(3) Mr. Houston purchased Company common stock at the market price with full recourse, interest free loans under the Stock Loan Program. See "Directors". The imputed interest accrued on Mr. Houston's loans totaled $101,005 in 1997, $104,861 in 1996, and $110,419 in 1995.
       The Company has also extended Mr. Houston interest free, full recourse loans to exercise incentive stock options. The imputed interest accrued on these loans totaled $1,142 in 1997, $1,474 in 1996 and $3,095 in 1995.

(4)    The Company contributed $15,000 in 1997, $15,000 in 1996 and $15,000 in 1995 to the ESOP account of Mr. Thompson.

(5) Mr. Thompson purchased Company common stock at the market price with full recourse, interest free loans under the Stock Loan Program. See "Directors". The imputed interest accrued on Mr. Thompson's loans totaled $78,590 in 1997, $80,713 in 1996 and $81,427 in 1995. The
       Company has also extended Mr. Thompson interest free, full recourse loans to exercise incentive stock options. The imputed interest accrued on these loans totaled $901 in 1997, $1,002 in 1996 and $1,535 in 1995.

(6) Mr. Gibson purchased Company common stock at the market price with full recourse, interest free loans under the Stock Loan Program. See "Executive Officers". The imputed interest accrued on Mr. Gibson's loans totaled $43,601 in 1997.

(7) The Company contributed $10,000 in 1997 and $9,000 in 1996 to the ESOP account of Mr. Green.

(8) Mr. Green purchased Company common stock at the market price with full recourse, interest free loans under the Stock Loan Program. See "Executive Officers". The imputed interest accrued on Mr. Green's loans totaled $57,371 in 1997, $51,597 in 1996 and $25,512 in
       1995.

                              OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                                           POTENTIAL REALIZABLE
                                     INDIVIDUAL GRANTS                    VALUE AT ASSUMED ANNUAL
                        ------------------------------------------------   RATES OF STOCK PRICE
                                                                             APPRECIATION FOR
                                                                                OPTION TERM
                         NUMBER OF     PERCENT OF
                        SECURITIES        TOTAL
                        UNDERLYING    OPTIONS/SARS  EXERCISE
                       OPTIONS/SARS    GRANTED TO    OR BASE
                          GRANTED     EMPLOYEES IN    PRICE   EXPIRATION      5%          10%
NAME                       (#)         FISCAL YEAR   ($/SH)      DATE        ($)          ($)
Boone A. Knox               -             -            -          -           -            -
W. Tennent Houston      50,000 (1)       8.7%      $20.50 (2)   4/28/07   $644,617    $1,633,586
Michael N. Thompson     50,000 (1)       8.7%      $20.50 (2)   4/28/07   $644,617    $1,633,586
John W. Gibson          20,000 (1)       3.5%      $20.50 (2)   4/28/07   $257,847    $  653,434
Dorrie E. Green         20,000 (1)       3.5%      $20.50 (2)   4/28/07   $257,847    $  653,434

(1) All options are for Company common stock and are exercisable six months after the date of grant with respect to 20% of the number of shares underlying the options and an additional 20% annually after the date of grant. The exercise price may be paid by the option holder by delivering shares already owned or those received upon exercise of options. The option holder may also exercise stock appreciation rights by surrendering the right to exercise an option in exchange for a payment in cash or common stock equal to the excess of the fair market value over the exercise price of the shares subject to the option, subject to the approval of the Plan Administrators.

(2)    Fair market value on date of grant.



                                      AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                                                     FY-END OPTION/SAR VALUES

                            Shares                      Number of Securities Underlying          Value of Unexercised In-the-Money
                           Acquired                       Unexercised Options/SARs at               Options/SARs at FY End ($)
                              on           Value                  FY End (#)
                           Exercise       Realized
NAME                         (#)            ($)      EXERCISABLE     UNEXERCISABLE             EXERCISABLE      UNEXERCISABLE
Boone A. Knox                 -              -           -                -                         -                 -
W. Tennent Houston            -              -        105,000          107,000                  $344,625         $242,125
Michael N. Thompson           -              -         79,000           90,000                  $313,500         $204,375
John W. Gibson                -              -         14,000           56,000                  $ 20,750         $ 83,000
Dorrie E. Green               -              -         40,000           50,000                  $129,500         $189,500

                         STOCK PRICE PERFORMANCE GRAPH

      The graph below compares the five year cumulative total return to the shareholders of Merry Land & Investment Company, Inc. to the S&P 500 Index and the NAREIT Equity-REIT Index and assumes the reinvestment of all dividends at the market price on the day the dividend was paid beginning December 31, 1992 and ending December 31, 1997.

          DATE                   MERRY LAND                  S&P 500                EQUITY REITS
        12/31/92                    $100                      $100                     $100
         3/31/93                    $118                      $104                     $122
         6/30/93                    $115                      $105                     $118
         9/30/93                    $148                      $108                     $129
        12/31/93                    $140                      $110                     $120
         3/31/94                    $149                      $106                     $124
         6/30/94                    $146                      $106                     $126
         9/30/94                    $143                      $111                     $123
        12/31/94                    $162                      $111                     $123
         3/31/95                    $147                      $122                     $123
         6/30/95                    $157                      $134                     $130
         9/30/95                    $165                      $145                     $137
        12/31/95                    $187                      $153                     $142
         3/31/96                    $175                      $162                     $146
         6/30/96                    $172                      $169                     $152
         9/30/96                    $178                      $174                     $162
        12/31/96                    $183                      $188                     $192
         3/31/97                    $177                      $194                     $194
         6/30/97                    $191                      $227                     $203
         9/30/97                    $198                      $244                     $227
        12/31/97                    $209                      $251                     $231


                 Assumes $100 Invested on December 31, 1992 in
              Merry Land & Investment Company, Inc., S&P 500 and
                           NAREIT Equity-REIT Index

              VOTING SECURITIES AND PRINCIPAL HOLDERS

      The close of business on March 2, 1998 has been set as the record date for determination of shareholders entitled to notice of and to vote at the meeting. On March 2, 1998, the total number of outstanding shares of the Company's common stock (the only voting securities of the Company) was 39,496,847 each of which is entitled to one vote. The table below sets forth certain information concerning the only persons known to the Company to beneficially own more than 5% of the outstanding common stock, and the beneficial ownership of common stock of the directors and executive officers as a group:

                               AMOUNT AND NATURE
                                 OF BENEFICIAL
NAME AND ADDRESS OF             OWNERSHIP AS OF             PERCENT OF
BENEFICIAL OWNER                 MARCH 2, 1998               CLASS (1)

Boone A. Knox                    2,829,619 (2)                 7.1%
       149 Main
       Street
       Thomson, GA 30824

All Directors and                4,519,446 (3)                11.3%
Executive Officers as
a group

J.P. Morgan & Co                 3,939,474 (4)                10.0%
Incorporated
      60 Wall Street
      New York, NY  10260

(1) Assumes 40,046,847 shares outstanding, including 39,496,847 shares outstanding as of March 2, 1998, and 550,000 shares issuable upon exercise of presently exercisable stock options held by the Company's executive officers.
(2) Boone A. Knox is chairman of the Company. Includes 100,000 shares of Company common stock purchased on 1/17/97 at the market price of $21.50 by borrowing $2,150,000 and 50,000 shares of Company common stock purchased on 1/26/98 at the market price of $22.59 per share by borrowing $1,129,688; both with a full recourse, interest free loan payable upon demand under the Company's Stock Loan Plan. The maximum outstanding principal balance of loans to Mr. Knox under the Stock Loan Plan totaled $2,150,000 in 1997 and totaled $3,186,088 on 3/2/98.
       Includes 2,215,000 shares owned by Knox, Ltd., a limited partnership, 3133 Washington Road, Thomson, Georgia 30824, of which Boone A. Knox is managing general partner. Includes 210,905 shares owned by the Knox Foundation, a charitable trust, of which Boone A. Knox is trustee. Includes 5,998 shares are held by BT Investments, of which Boone A. Knox is general partner. Includes 5,876 shares held in his wife's name. Includes 234,773 shares held in the Estate of Peter S. Knox III, of which Boone A. Knox is a Co-Executor. Includes 800 shares held by his niece and nephew. Mr. Knox disclaims beneficial ownership of the shares owned by his wife, the Knox Foundation, his niece and nephew and the Estate of Peter S. Knox III. Mr. Knox disclaims beneficial ownership of shares held by Knox Ltd. and BT Investments except to the extent of his pecuniary interest therein. The remaining 6,267 shares are owned by Mr. Knox individually.
(3)    See "Directors" and "Executive Officers".
(4) This information is based solely upon a Schedule 13G/A filed under the Securities Exchange Act of 1934 on December 31, 1997 by J.P. Morgan & Co. Incorporated, reporting the sole power to vote 3,888,694 shares and the sole power to dispose 3,939,494 shares. Of the 3,939,494 total shares beneficially owned, 3,739,494 are shares where there is a right to acquire. J.P. Morgan & Co. Incorporated reports that "virtually all of our accounts involve outside persons who have the right to receive or direct the receipt of dividends from, or the proceeds from the sale of, securities in such accounts with respect to the class of securities which are the subject of this report. However, no such person's rights relate to more than five percent of the class..."

              TRANSACTIONS WITH MANAGEMENT AND OTHERS

      W. Hale Barrett, a director and Secretary of the Company, is also the senior member of Hull, Towill, Norman & Barrett, P.C., counsel to the Company. The Company paid Mr. Barrett's firm $614,876 in fees in 1997.

      The Board believes that the terms of its arrangement with Hull, Towill, Norman & Barrett, P.C., are no less favorable to the Company than could have been realized in an arm's length transaction with unaffiliated persons.

                                  ACCOUNTANTS

      The Company has selected Arthur Andersen LLP as the Company's independent public accounting firm for 1998. A representative of the accounting firm will be present at the annual meeting and will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if desired.

                 SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

      Any shareholder may present a proposal for consideration at future meetings of the shareholders. The procedures which a shareholder must follow to submit a proposal are fully set forth in Rule 14a-8 of the General Rules and Regulations adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

         Among other requirements of the rule is a requirement that proposals for consideration at the next annual meeting of the Company's shareholders must be received at the Company's principal office not later than November 11, 1998.

                                 OTHER MATTERS

      The Board knows of no other matters to be brought before the meeting. If, however, any other matter properly comes before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their discretion and judgment in such matters.



      THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR 1997. ANY SUCH WRITTEN REQUEST SHOULD BE SENT TO W. HALE BARRETT, SECRETARY, MERRY LAND & INVESTMENT COMPANY, INC., P.O. BOX 1417, AUGUSTA, GEORGIA 30903.



March 23, 1998                         MERRY LAND & INVESTMENT COMPANY, INC

                   MERRY LAND & INVESTMENT COMPANY, INC.

                               P.O. Box 1417

                          Augusta, Georgia 30903



        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



   The undersigned hereby constitutes and appoints Boone A. Knox and W. Tennent Houston, or either of them present at the annual meeting to be held on April 20, 1998 at 10:00 a.m. at the Radisson Riverfront Center, Two Tenth Street, Augusta, Georgia, and at any or all adjournments, with power of substitution, as the undersigned's true and lawful attorney and proxy to represent the undersigned at that meeting and to vote in the undersigned's name, that number of shares which the undersigned is entitled to vote. The undersigned's attorney and proxy is hereby instructed to vote as follows:

----------------------------------------------------------------------------

         i. ELECTION OF DIRECTORS

<square> FOR all nominees listed            <square> WITHHOLD AUTHORITY to
         below (except as marked to                  vote for all below
         the contrary below)

W. Hale Barrett                W. Tennent Houston           Boone A. Knox          Hugh Calvin Long II

Robert P. Kirby                  Paul S. Simon          Michael N. Thompson

INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY LISTED INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME ON THE LIST ABOVE.
--------------------------------------------------------------------------------------------------------------------------------
       ii.   IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE
             MEETING.

This proxy when properly executed will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED
FOR THE ELECTION OF ALL DIRECTORS.

   Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, sign in full corporate name by president or other authorized officer. If a partnership, sign in partnership name by authorized person.

                                                                      PLEASE INDICATE ANY CHANGE IN ADDRESS

                                                                      Dated:                                , 1998
                                                                      Signature of Shareholder
                                                                      Signature if held jointly
                                                                      Please specify choices, sign, date and return in the enclosed postage paid envelope.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.